                   EXHIBIT TO FORM 8-K DATED FEBRUARY 8, 2001

                                  PRESS RELEASE


NEWS RELEASE

For Further Information Contact:
Bradford R. Rich
Executive Vice President, Chief Financial Officer and Treasurer
SkyWest, Inc. and Subsidiaries
444 South River Road
St. George, UT 84790
Telephone:     (435) 634-3211
Fax:           (435) 634-3305


FOR IMMEDIATE RELEASE:  FEBRUARY 8, 2001

                  SKYWEST, INC. ANNOUNCES CHANGE IN FISCAL YEAR

         St. George, UT, February 8, 2001 - - SkyWest, Inc. (Nasdaq: SKYW) today announced that it is changing its fiscal year end from March 31 to December 31. This change will be effective for the year ending December 31, 2001.

         "Adopting a December 31 fiscal year end will eliminate the work we now do to convert information from a fiscal year to a calendar year, and simplify our internal and external communications," said Bradford R. Rich, Executive Vice President, Chief Financial Officer and Treasurer. "It will also align SkyWest's reporting periods with those of its partners," Rich continued. SkyWest will publish annual reports to shareholders for the years ending March 31, 2001 and December 31, 2001.

         SkyWest, Inc. is the holding company of SkyWest Airlines, Inc., the nation's largest independent regional airline, and is based in St. George, Utah. SkyWest operates as United Express and Delta Connection under marketing agreements with United Airlines and Delta Air Lines, respectively. SkyWest serves 67 cities with nearly 1,000 daily flights in 15 states and two Canadian provinces. This press release, as well as past releases, can be accessed on the SkyWest Internet site at: http://www.skywest.com.